Exhibit 8.1
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Subsidiary                                     Jurisdiction of Incorporation
----------                                     -----------------------------
Golar Gas Holding Company Inc.                 Republic of Liberia
Golar Maritime (Asia) Inc.                     Republic of Liberia
Gotaas-Larsen Shipping  Corporation            Republic of Liberia
Oxbow Holdings Inc.                            British Virgin Islands
Faraway Maritime Shipping Inc.                 Republic of Liberia
    (60% ownership)
Golar LNG 2215 Corporation                     Republic of Liberia
Golar LNG 1444 Corporation                     Republic of Liberia
Golar LNG 1460 Corporation                     Republic of Liberia
Golar LNG 2220 Corporation                     Republic of Liberia
Golar LNG 2234 Corporation                     Republic of Liberia
Golar LNG 2244 Corporation                     Republic of Liberia
Golar LNG 2226 Corporation                     Marshall Islands
Golar International Ltd.                       Republic of Liberia
Gotaas-Larsen International Ltd.               Republic of Liberia
Golar Management Limited                       Bermuda
Golar Maritime Limited                         Bermuda
Aurora Management Inc.                         Republic of Liberia
    (90% ownership)
Golar Management (UK) Limited                  United Kingdom
Golar Freeze (UK) Limited                      United Kingdom
Golar Khannur (UK) Limited                     United Kingdom
Golar Gimi (UK) Limited                        United Kingdom
Golar Hilli (UK) Limited                       United Kingdom
Golar Spirit (UK) Limited                      United Kingdom
Golar 2215 (UK) Limited                        United Kingdom
Golar Winter (UK) Limited                      United Kingdom
Golar 2226 (UK) Limited                        United Kingdom
Golar FSRU 1 Corporation                       Marshall Islands




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